UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 22, 2022
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GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
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Iowa	001-32924	84-1652107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Green Plains Inc. (the “Company”) announced today that Mr. George P. (Patrich) Simpkins transitioned to Chief Transformation Officer for Green Plains Inc., from Chief Financial Officer of the Company and Green Plains Partners LP (“Green Plains Partners”) effective October 1, 2022.

(c) Mr. James Stark will be appointed as Chief Financial Officer of the Company and Green Plains Partners effective October 1, 2022. Mr. Stark rejoined Green Plains in January 2022 after serving as Vice President, Investor Relations at Darling Ingredients Inc. since 2019. Prior to that, Mr. Stark was Vice President Investor and Media Relations at Green Plains for over 10 years. Mr. Stark has over 30 years of senior management experience in corporate communications, finance and logistical management. Mr. Stark has a Master’s degree in Business Administration from the University of Phoenix and a Bachelor of Science degree in Economics from the University of Texas.

Mr. Stark has no family relationships with any current director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Stark has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Stark was not chosen to succeed Mr. Simpkins as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person.

The Company also announced that Mr. Simpkins is now Chief Transformation Officer of the Company effective October 1, 2022. Mr. Simpkins most recently served as Chief Financial Officer of the Company and Green Plains Partners, a position he has held since May 2019. Prior to that, Mr. Simpkins served the Company as its Chief Development Officer since 2014 and its Chief Risk Officer from October 2014 through August 2016. Prior to joining Green Plains in May 2012 as Executive Vice President – Finance and Treasurer, Mr. Simpkins was Managing Partner of GPS Capital Partners, LLC, a capital advisory firm serving global energy and commodity clients and has served in other senior management roles at various companies including TXU Corporation, Duke Energy and Louis Dreyfus Energy. Mr. Simpkins has a Bachelor of Business Administration degree in Economics and Marketing from the University of Kentucky.

Mr. Simpkins has no family relationships with any current director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Simpkins has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Simpkins was not chosen as Chief Transformation Officer pursuant to any arrangement or understanding with any other person.

Item 7.01. Regulation FD Disclosure.

On September 22, 2022, the Company issued a press release announcing this transition, which is included as Exhibit 99.1 and incorporate herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: September 22, 2022	By:	/s/ Michelle Mapes
Michelle Mapes
Chief Legal & Administration Officer and Corporate Secretary